EXHIBIT 11

                              ANDREW CORPORATION
                         COMPUTATION OF EARNINGS PER SHARE
                     (In thousands, except per share amounts)

                                         Three Months Ended   Six Months Ended
                                              March 31            March 31
                                         1997       1996      1997        1996
                                         ------------------   ------------------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                 91,030    90,150     90,875    90,127

Net effect of dilutive stock options--
  based on the treasury stock method
  using average market price                1,289     1,236      1,262     1,163
                                         --------  --------   --------  --------
TOTAL                                      92,319    91,386     92,137    91,290
                                         ========  ========   ========  ========

Net income                               $ 25,512  $ 18,292   $ 49,852  $ 35,203
                                         ========  ========   ========  ========

Per share amount                         $   0.28  $   0.20   $   0.54  $   0.39
                                         ========  ========   ========  ========

FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding                 91,030    90,150     90,875    90,127

Net effect of dilutive stock options--
  based on the treasury method
  using the greater of ending or
  average market price                      1,289     1,535      1,262     1,535
                                         --------  --------   --------  --------
TOTAL                                      92,319    91,685     92,137    91,662
                                         ========  ========   ========  ========

Net income                               $ 25,512  $ 18,292   $ 49,852  $ 35,203
                                         ========  ========   ========  ========

Per share amount                         $   0.28  $   0.20   $   0.54  $   0.38
                                         ========  ========   ========  ========